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                                                                     Exhibit 31
                                   SECTION 302
                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER


The undersigned certifies that:

    1. He or she has reviewed this Form 10-QSB/A for the three months ended March 31, 2003 of American Stone Industries, Inc.

    2. Based on his or her knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

    3. Based on his or her knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report;

    4. He or she and any other certifying officer(s) are responsible for establishing and maintaining disclosure controls and procedures for the issuer and have:

        (a) Designed such disclosure controls and procedures to ensure that material information relating to the issuer; including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

        (b) Evaluated the effectiveness of the issuer's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and

        (c) Presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date.

    5. He or she and any other certifying officer(s) have disclosed, based on their most recent evaluation, to the issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

        (a) All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

        (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in issuer's internal controls; and



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    6.  He or she and any other certifying officer(s) have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date:  August 1, 2003                  By: /s/ Russell Ciphers Sr.
                                       ------------------------------------
                                       Russell Ciphers, Sr., President and
                                       Chief Executive Officer (Principal
                                       Executive Officer and Principal
                                       Financial Officer)




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